                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 MAY 23, 1997
                                Date of Report
                       (Date of earliest event reported)


                             COLUMBUS REALTY TRUST
            (Exact name of registrant as specified in its charter)


           TEXAS                     001-12684              75-2509086
(State of other jurisdiction        (Commission           (I.R.S. Employer
      of incorporation              File Number)       Identification Number)
      or organization)


       15851 DALLAS PARKWAY, SUITE 855
               DALLAS, TEXAS                                 75248-5421
    (Address of principal executive offices)                 (Zip Code)



                                (972) 387-1492
             (Registrant's telephone number, including area code)

                                Not Applicable

                        (Former name or former address
                        if changed since last report.)

ITEM 5.   OTHER EVENTS.

     On May 23, 1997, the Board of Trust Managers of Columbus Realty Trust (the "Trust") declared a dividend of one preferred share purchase right (a "Right") for each outstanding common share, par value $0.01 per share (the "Common Shares"), of the Trust. The dividend is payable on June 12, 1997 (or such earlier date as may be determined by the Board of Trust Managers) to all holders of record of Common Shares as of the close of business on June 9, 1997 (or such earlier date as may be determined by the Board of Directors) (the "Record Date"). Each Right entitles the registered holder to purchase from the Trust one one-hundredth of a share of Series A Junior Participating Preferred Share, par value $.01 per share (the "Preferred Shares"), of the Trust at a price of $70.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Trust and Boston EquiServe, L.P., as Rights Agent (the "Rights Agent").

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the certificates representing Common Shares with a copy of the Summary of Rights attached thereto.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and thereafter, such separate Right Certificates alone will evidence the Rights.

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     The Rights are not exercisable until the Distribution Date. The Rights will expire on June 9, 2007 (the "Final Expiration Date"), unless the Final
Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Trust, in each case, as described below.

     At any time following the Distribution Date, Rights (other than Rights owned by an Acquiring Person and the Acquiring Person's affiliates and associates, which will have become void) may be exercised (subject to their earlier termination, expiration or exchange) to acquire, in lieu of Preferred Shares, at the then current Purchase Price of the Right, that number of Common Shares (or if there are insufficient Common Shares, Preferred Shares or fractions thereof) which at such time will have a market value of two times the Purchase Price of the Right.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     In the event that the Trust is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right (other than an Acquiring Person and the affiliates and associates of such Acquiring Person, whose Rights will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or the affiliates and associates of such Acquiring Persons (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the Purchase Price of the Right.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Trust may exchange the Rights (other than Rights owned by such person or group and their respective affiliates and associates which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Trust's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Trust, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to or within 10 business days following the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares, the Board of Directors of the Trust may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

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     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Trust, including, without limitation, the right to vote or to receive dividends.

     Pursuant to the Rights Agreement, certain actions (e.g. redeeming outstanding Rights, amending the Rights Agreement, etc.) may only be made with the approval of the Board of Directors of the Trust, including a majority of at least three (3) Continuing Directors (as hereinafter defined). As used herein, a Continuing Director means any person (other than an Acquiring Person (as defined in the Rights Agreement) or an affiliate or associate of an Acquiring Person or a representative of an Acquiring Person or of any such affiliate or associate) who was a director prior to the date of the Rights Agreement and any person (other than an Acquiring Person or an affiliate or associate of an Acquiring Person or a representative of an Acquiring Person or of any such affiliate or associate) nominated for selection or elected to the Board of Directors pursuant to the approval of a majority of the Continuing Directors.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of businesses acquired.
          -------------------------------------------

          Not applicable.

     (b)  Pro forma financial information.
          -------------------------------

          Not applicable.

     (c)  Exhibits.
          --------

          4.1 Rights Agreement, dated as of May 23, 1997, between the Trust and Boston EquiServe, L.P., as Rights Agent, which includes: as Exhibit A thereto, the Form of Statement of Designations of
               ---------
               Series A Junior Participating Preferred Share, par value $.01 per share, of the Trust; as Exhibit B thereto, the Form of Right
                                       ---------
               Certificate; and as Exhibit C thereto, the Summary of Rights to
                                   ---------
               Purchase Preferred Shares.

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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 5, 1997


                                        COLUMBUS REALTY TRUST



                                        By: /s/ Robert L. Shaw
                                           -------------------------------------
                                           Robert L. Shaw, Chief Executive
                                              Officer and Trust Manager

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